Exhibit 99.1

FOR IMMEDIATE RELEASE	NR06-39

DYNEGY ANNOUNCES SECOND QUARTER 2006 RESULTS

•	Net loss of $211 million includes $190 million in after-tax charges primarily related to comprehensive liability management plan, the benefits of which include:

•	Significantly reduced debt and other obligations

•	Simplified capital structure and eliminated dilutive securities

•	Lower interest expense going forward

•	Company captured higher earnings in Midwest and Northeast regions quarter-over-quarter through near-term commercial strategy and continued strong operational performance

•	Cash flow and earnings estimates for 2006 updated to reflect liability management activities and commercial outlook

HOUSTON (August 9, 2006) – Dynegy Inc. (NYSE: DYN) today reported a net loss applicable to common stockholders of $211 million, or $0.48 per diluted share, for the second quarter 2006. This compares to net income applicable to common shareholders of $19 million, or $0.05 per diluted share, for the second quarter 2005.

Financial results for the second quarter 2006 were impacted by $190 million in after-tax charges primarily related to the company’s liability management activities. Financial results for the second quarter 2005 included a $112 million tax benefit associated with the sale of the company’s Midstream natural gas business, which was completed in the fourth quarter 2005.

“During the second quarter 2006, we executed a number of additional liability management plan activities that have reduced our debt and other obligations by more than $2 billion since the beginning of 2006, while reducing our ongoing interest expense, extending maturities, removing restrictive covenants, and further simplifying our capital structure,” said Bruce A. Williamson, Chairman and Chief Executive Officer of Dynegy Inc. “Importantly, these efforts have significantly strengthened our financial flexibility and, as a result, position us to actively pursue opportunities that expand the scale and scope of our business.

“Our commercial strategy and operational approach enabled us to capture higher earnings during the second quarter in our core business regions,” Williamson added. “In the Midwest, improved earnings were a result of higher prices realized, while in the

Northeast we realized higher prices and improved capacity sales. The success of our commercial approach was directly tied to our proven track record of outstanding operational performance and continued focus on safe, reliable and efficient operations to meet demand where and when it is needed.”

Year-Over-Year Comparison

A comparison of the company’s second quarter 2006 and second quarter 2005 results is set forth below (in millions of dollars, except per share amounts):

	2Q 2006	2Q 2005
Loss from continuing operations before income taxes	$(325)	$(150)
Income tax benefit from continuing operations	118	41
Income from discontinued operations, net of tax	—	134

Net income (loss)	(207)	25
Less: Preferred stock dividends	4	6

Net income (loss) applicable to common stockholders	$(211)	$19
Basic earnings (loss) per share	$(0.48)	$0.05
Diluted earnings (loss) per share	$(0.48)	$0.05

Power Generation Business

Earnings before interest, taxes and depreciation and amortization (EBITDA) from the power generation business was $119 million for the second quarter 2006, compared to $75 million for the second quarter 2005.

Cash flow from operations was $271 million for the six months ended June 30, 2006. Net proceeds from asset sales and acquisitions totaled $168 million and increases in restricted cash and other were $27 million, offset by capital expenditures of $55 million. Free cash flow from the power generation business was an inflow of approximately $411 million.

In addition, major scheduled maintenance work involving eight power generation units at facilities located in three states was completed in a safe and cost-efficient manner during the second quarter 2006. These activities help prepare the company’s power generation fleet to meet increased demand during the summer cooling season.

Following are power generation results for the Midwest, Northeast and South segments.

Midwest segment

Midwest segment EBITDA was $114 million in the second quarter 2006, compared to EBITDA of $85 million in the second quarter 2005. This increase in the second quarter 2006 was related to higher prices realized.

Second quarter 2005 results in the Midwest were impacted by the Ameren power supply contract. During certain peak periods in 2005, Ameren took higher volumes than expected, resulting in a need to purchase power at market prices in order to satisfy the company’s obligations for forward sales previously made to other third parties. In addition, second quarter 2005 results in the Midwest included $9 million of general and administrative expenses, which are reported in the Other segment beginning in 2006 and are no longer allocated to the company’s business segments.

Average on-peak market power prices in NI Hub/Com Ed and Cin Hub/Cinergy were essentially flat during the second quarter 2006 as compared to the second quarter 2005.

Sales volumes generated by Midwest facilities decreased to 4.9 million megawatt hours in the second quarter 2006 compared to 5.5 million megawatt hours in the second quarter 2005, with lower volumes attributed to the timing of outages.

Northeast segment

EBITDA for Dynegy’s Northeast segment was $8 million in the second quarter 2006, compared to a loss of $8 million in the second quarter 2005. Increased EBITDA primarily resulted from the company’s near-term commercial strategy, which captured both higher prices and improved capacity sales during the quarter.

Second quarter 2005 results included $5 million of general and administrative expenses, which are reported in the Other segment beginning in 2006.

Average on-peak market prices in New York Zone G (Roseton and Danskammer facilities) and New York Zone A (Independence facility) were each 6 percent lower during the second quarter 2006 as compared to the second quarter 2005.

Sales volumes generated by Northeast facilities decreased to .9 million megawatt hours during the second quarter 2006 compared to 1.4 million megawatt hours during the second quarter 2005. The most significant factor behind lower Northeast volumes was the reduced operation of the Roseton facility, which resulted from higher fuel oil costs and compressed spark spreads.

South segment

The loss before interest, taxes and depreciation and amortization for the South segment was $3 million during the second quarter 2006, compared to a loss of $2 million during the second quarter 2005. Financial results for the second quarter 2006 include a $9 million pre-tax impairment related to the Rockingham facility, which the company has agreed to sell. Second quarter 2005 results included $3 million of general and administrative expenses, which are reported in the Other segment beginning in 2006.

Average on-peak market prices in the Electric Reliability Council of Texas (ERCOT) were 3 percent higher than during the second quarter 2005.

Net sales volumes generated by South segment facilities decreased from 1.4 million megawatt hours during the second quarter 2005 to .8 million megawatt hours during the second quarter 2006, with lower volumes attributed to asset sales completed in early 2006.

Customer Risk Management Business

The loss before interest, taxes and depreciation and amortization for the Customer Risk Management segment totaled $12 million during the second quarter 2006, compared to a loss of $15 million during the second quarter 2005. Second quarter 2006 results included $16 million in pre-tax legal and settlement charges, which were more than offset by benefits from the elimination of tolling payments as a result of the company’s prior settlement of the Sterlington tolling arrangement and the expiration of the Gregory tolling arrangement. Second quarter 2005 results included a $13 million benefit related to an adjustment of the Independence tolling arrangement settlement charge.

Other

In the Other segment, which consists primarily of general and administrative expenses and legal and settlement charges, the company recorded a $23 million loss before interest, taxes and depreciation and amortization for the second quarter 2006, compared to a $59 million loss for the second quarter 2005. As of the first quarter 2006, general and administrative expenses are no longer allocated to the individual business segments (with the exception of $31 million of aggregate pre-tax legal and settlement charges related to legacy matters that were recorded in the Customer Risk Management segment in the first and second quarters 2006). Included in the Other segment in the second quarter 2005 were $31 million of pre-tax legal and settlement charges.

Consolidated Interest and Taxes

Interest expense totaled $107 million for the quarter ended June 30, 2006, compared to $96 million for the quarter ended June 30, 2005. The increase in interest includes accelerated deferred financing costs of $33 million associated with the execution of the company’s liability management plan, partially offset by the effects of lower principal balances. Additionally, debt conversion and transaction costs of $247 million were recorded in the second quarter 2006 in connection with liability management activities.

The second quarter 2006 income tax benefit from continuing operations was $118 million, compared to an income tax benefit from continuing operations of $41 million for the second quarter 2005.

Liquidity

As of June 30, 2006, Dynegy’s liquidity was approximately $846 million. This consisted of $358 million in cash on hand and $488 million in unused availability under the company’s revolving bank credit facility and term letter of credit bank facility.

Cash Flow

Cash flow from operations, including working capital changes, totaled an outflow of $368 million for the six months ended June 30, 2006. This consisted of a cash inflow of $271 million from the power generation business, which was offset by outflows of $247 million in the Other segment resulting primarily from interest payments and general and administrative expenses. In addition, the Customer Risk Management business had cash outflows of $392 million primarily related to the payment to exit the Sterlington tolling arrangement.

Cash flow from investing activities for the six months ended June 30, 2006 totaled $271 million. This consisted of net proceeds from asset sales and acquisitions of $171 million and increases in restricted cash and other of $159 million, partially offset by capital expenditures of $59 million.

For the six months ended June 30, 2006, Dynegy’s free cash flow (cash outflow from operations plus cash flow from investing activities) was an outflow of $97 million.

2006 Cash Flow and Earnings Estimates

On May 9, 2006, Dynegy provided updated cash flow and earnings estimates for 2006. Those estimates were developed using quoted forward commodity price curves as of approximately four weeks earlier on April 11, 2006. In connection with today’s announcement, Dynegy is updating its 2006 estimates to reflect quoted forward commodity price curves as of July 11, 2006. These commodity price curves were derived from standard market quotes and are not necessarily indicative of management’s expectations for commodity price movements during the rest of 2006; rather, they represent commodity price estimates as of July 11, 2006 and are intended to provide a basis on which the effects of future commodity price movements can be assessed by investors and analysts. Dynegy’s updated estimate ranges reflect current assumptions regarding the variability in, among other things, sales volumes, fuel and commodity prices and operational activities, as well as the impact of the company’s liability management activities.

Taking these factors into consideration, the company’s estimated free cash flow for 2006 is now expected to be between zero and positive $75 million, compared to the previous estimate of an outflow between $65 million and $175 million. The most significant change from the previous cash flow estimate relates to the expected receipt of proceeds from the Rockingham asset sale, offset by an increase in legal settlements and interest payments.

Estimated EBITDA for the company’s power generation business has been revised from the previous estimate of $565 million to $660 million, to a new range of $570 million to $630 million. The major changes from the previous earnings estimate relate to the impact of lower average commodity prices on the Midwest segment, while Northeast earnings are expected to improve primarily due to higher capacity prices being realized.

The current 2006 estimated net loss applicable to common stockholders is now a range of $215 million to $260 million, compared to the previously estimated net loss of $175 million to $240 million. This change primarily relates to a $35 million pre-tax charge related to the Sithe debt exchange to be recorded in the third quarter 2006.

Investor Conference Call/Web Cast

Dynegy will discuss its second quarter 2006 financial results during an investor conference call and web cast today at 10 a.m. ET/9 a.m. CT. Participants may access the web cast and the related presentation materials on the “News & Financials” section of www.dynegy.com.

About Dynegy Inc.

Dynegy Inc. produces and sells electric energy, capacity and ancillary services in key U.S. markets. The company’s power generation portfolio consists of more than 12,800 megawatts of baseload, intermediate and peaking power plants fueled by a mix of coal, fuel oil and natural gas.

Certain statements included in this news release are intended as “forward-looking statements.” These statements include assumptions, expectations, predictions, intentions or beliefs about future events, particularly the statements concerning the possibility of growth opportunities, future benefits of our liability management activities, and Dynegy’s estimated financial results for 2006. Historically, Dynegy’s performance has deviated, in some cases materially, from its cash flow and earnings estimates, and Dynegy cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. While Dynegy would expect to update these estimates on a quarterly basis, it does not intend to update these estimates during any quarter because definitive information regarding its quarterly financial results is not available until after the books for the quarter have been closed. Accordingly, Dynegy expects to provide updates only after it has closed the books and reported the results for a particular quarter, or otherwise as may be required by applicable law.

Some of the key factors that could cause actual results to vary materially from those estimated, expected or implied include: changes in commodity prices, particularly for power and natural gas; the effects of competition and weather on the demand for Dynegy’s products and services; the impact of Dynegy’s short-term commercial strategy; the availability, ability to consummate, and effects of growth opportunities for Dynegy’s power generation business; the condition of the capital markets generally and Dynegy’s ability to access the capital markets as and when needed; operational factors affecting Dynegy’s assets, including safety efforts, scheduled maintenance and blackouts or other unscheduled outages; Dynegy’s ability to transport and maintain fuel inventories, including coal and fuel oil; Dynegy’s remediation efforts regarding its existing material weaknesses; Dynegy’s ability to fund the projects mandated by the Baldwin consent decree; uncertainties regarding environmental regulations, litigation and other legal or regulatory developments affecting Dynegy’s businesses, including litigation relating to the western power and natural gas markets and master netting agreement matters; and Dynegy’s ability to successfully complete its exit from the Customer Risk Management business and fund the costs associated with this exit. More information about the risks and uncertainties relating to these forward-looking statements are found in Dynegy’s SEC filings, including its Annual Report on Form 10-K for the year ended Dec. 31, 2005, as amended, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and its Current Reports, which are available free of charge on the SEC’s web site at http://www.sec.gov. Dynegy expressly disclaims any obligation to update any forward-looking statements contained in this news release to reflect events or circumstances that may arise after the date of this release, except as otherwise required by applicable law.

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DYNEGY INC.

REPORTED UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenues	$439	$459	$1,039	$921
Cost of sales, exclusive of depreciation and amortization shown separately below	(307)	(380)	(716)	(910)
Depreciation and amortization expense	(57)	(54)	(117)	(109)
Impairment and other charges	(9)	(7)	(11)	(6)
Gain on sale of assets, net	3	—	3	—
General and administrative expenses	(50)	(82)	(101)	(345)

Operating income (loss)	19	(64)	97	(449)

Earnings from unconsolidated investments	—	4	2	7
Interest expense	(107)	(96)	(205)	(185)
Debt Conversion Costs	(247)	—	(247)	—
Other income and expense, net	10	6	30	9

Loss from continuing operations before income taxes	(325)	(150)	(323)	(618)

Income tax benefit	118	41	115	215

Loss from continuing operations	(207)	(109)	(208)	(403)

Income from discontinued operations, net of tax	—	134	1	166
Cumulative effect of change in accounting principle, net of tax	—	—	1	—

Net income (loss)	$(207)	$25	$(206)	$(237)

Less: Preferred stock dividends	4	6	9	11

Net income (loss) applicable to common stockholders	$(211)	$19	$(215)	$(248)

Earnings (loss) before interest, taxes, and depreciation and amortization (EBITDA) (1)	$84	$65	$247	$(178)

Basic earnings (loss) per share:
Loss from continuing operations (2)	$(0.48)	$(0.30)	$(0.51)	$(1.09)
Income from discontinued operations	—	0.35	—	0.44
Cumulative effect of change in accounting principle	—	—	—	—

Basic earnings (loss) per share	$(0.48)	$0.05	$(0.51)	$(0.65)

Diluted earnings (loss) per share:
Loss from continuing operations (2)	$(0.48)	$(0.30)	$(0.51)	$(1.09)
Income from discontinued operations	—	0.35	—	0.44
Cumulative effect of change in accounting principle	—	—	—	—

Diluted earnings (loss) per share	$(0.48)	$0.05	$(0.51)	$(0.65)

Basic shares outstanding	442	380	421	379
Diluted shares outstanding	513	506	519	505

(1)	EBITDA is a non-GAAP financial measure. Consolidated EBITDA can be reconciled to Net income (loss) using the following calculation: Net income (loss) less Income tax benefit, plus Interest expense and Depreciation and amortization expense. Management and some members of the investment community utilize EBITDA to measure financial performance on an ongoing basis. However, EBITDA should not be used in lieu of GAAP measures such as net income and cash flow from operations. A reconciliation of EBITDA to Operating income (loss) and Net income (loss) for the periods presented is included below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Operating income (loss)	$19	$(64)	$97	$(449)

Add: Depreciation and amortization expense, a component of operating income (loss)	57	54	117	109
Earnings from unconsolidated investments	—	4	2	7
Other income and expense, net	10	6	30	9
EBITDA from discontinued operations (3)	(2)	65	—	146
Cumulative effect of change in accounting principle, pre-tax	—	—	1	—

Earnings (loss) before interest, taxes, and depreciation and amortization (EBITDA)	84	65	247	(178)

Depreciation and amortization expense, a component of operating income (loss)	(57)	(54)	(117)	(109)
Depreciation and amortization expense from discontinued operations	—	(15)	—	(35)
Interest expense from continuing operations	(354)	(96)	(452)	(185)
Interest expense from discontinued operations	—	(14)	—	(25)
Income tax benefit from continuing operations	118	41	115	215
Income tax benefit from discontinued operations	2	98	1	80
Income tax benefit on cumulative effect of change in accounting principle	—	—	—	—

Net income (loss)	$(207)	$25	$(206)	$(237)

(2)	See “Reported Unaudited Basic and Diluted Loss Per Share From Continuing Operations” for a reconciliation of basic loss per share from continuing operations to diluted loss per share from continuing operations.
(3)	A reconciliation of EBITDA from discontinued operations to Income from discontinued operations, net of tax for the periods presented is included below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
EBITDA from discontinued operations	$(2)	$65	$—	$146

Depreciation and amortization expense from discontinued operations	—	(15)	—	(35)
Interest expense from discontinued operations	—	(14)	—	(25)
Income tax benefit from discontinued operations	2	98	1	80

Income from discontinued operations, net of tax	$—	$134	$1	$166

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DYNEGY INC.

REPORTED UNAUDITED BASIC AND DILUTED LOSS PER SHARE FROM CONTINUING OPERATIONS

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Loss from continuing operations	$(207)	$(109)	$(208)	$(403)
Less: convertible preferred stock dividends	4	6	9	11

Loss from continuing operations for basic loss per share	(211)	(115)	(217)	(414)
Effect of dilutive securities:
Interest on convertible subordinated debentures	1	2	3	3
Dividends on Series C convertible preferred stock	4	6	9	11

Loss from continuing operations for diluted loss per share	$(206)	$(107)	$(205)	$(400)

Basic weighted-average shares	442	380	421	379

Effect of dilutive securities:
Stock options and restricted stock	1	2	1	2
Convertible subordinated debentures	28	55	41	55
Series C convertible preferred stock	42	69	56	69

Diluted weighted-average shares	513	506	519	505

Loss per share from continuing operations:
Basic	$(0.48)	$(0.30)	$(0.51)	$(1.09)

Diluted (1)	$(0.48)	$(0.30)	$(0.51)	$(1.09)

(1)	When an entity has a net loss from continuing operations, SFAS No. 128, “Earnings per Share,” prohibits the inclusion of potential common shares in the computation of diluted per-share amounts. Accordingly, we have utilized the basic shares outstanding amount to calculate both basic and diluted loss per share for the three and six months ended June 30, 2006 and 2005.

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DYNEGY INC.

REPORTED SEGMENTED RESULTS OF OPERATIONS

(UNAUDITED) (IN MILLIONS)

	Three Months Ended June 30, 2006
	Power Generation			CRM	NGL	OTHER	Total
	GEN - MW	GEN - NE	GEN - SO
Generation	$71	$—	$(10)				$61
Customer Risk Management				$(8)			(8)
Other						$(34)	(34)

Operating income (loss)	71	—	(10)	(8)	$—	(34)	$19
Earnings from unconsolidated investments	—	—	—	—	—	—	—
Other items, net	—	2	1	(2)	—	9	10
Cumulative effect of change in accounting principle, pre-tax	—	—	—	—	—	—	—
Add: Depreciation and amortization expense, a component of operating income (loss)	43	6	6	—	—	2	57

EBITDA from continuing operations (1)	114	8	(3)	(10)	—	(23)	86
EBITDA from discontinued operations, pre-tax (2)	—	—	—	(2)	—	—	(2)

EBITDA (1)	$114	$8	$(3)	$(12)	$—	$(23)	$84
Depreciation and amortization expense							(57)
Interest expense							(354)

Pre-tax loss							(327)
Income tax benefit							120

Net loss							$(207)

	Three Months Ended June 30, 2005
	Power Generation			CRM	NGL	OTHER	Total
	GEN - MW	GEN - NE	GEN - SO
Generation	$45	$(15)	$(11)				$19
Customer Risk Management				$(15)			(15)
Other						$(68)	(68)

Operating income (loss)	45	(15)	(11)	(15)	$—	(68)	$(64)
Earnings from unconsolidated investments	1	—	3	—	—	—	4
Other items, net	(1)	2	1	(1)	—	5	6
Add: Depreciation and amortization expense, a component of operating income (loss)	40	5	5	—	—	4	54

EBITDA from continuing operations (1)	85	(8)	(2)	(16)	—	(59)	—
EBITDA from discontinued operations, pre-tax (2)	—	—	—	1	64	—	65

EBITDA (1)	$85	$(8)	$(2)	$(15)	$64	$(59)	$65
Depreciation and amortization expense							(69)
Interest expense							(110)

Pre-tax loss							(114)
Income tax benefit							139

Net income							$25

(1)	See Note (1) to “Reported Unaudited Condensed Consolidated Statements of Operations.” EBITDA is a non-GAAP financial measure. Consolidated EBITDA can be reconciled to Net income (loss) using the following calculation: Net income (loss) less Income tax benefit, plus Interest expense and Depreciation and amortization expense. Management and some members of the investment community utilize EBITDA to measure financial performance on an ongoing basis. However, EBITDA should not be used in lieu of GAAP measures such as net income and cash flow from operations.
(2)	See Note (3) to “Reported Unaudited Condensed Consolidated Statements of Operations.”

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DYNEGY INC.

REPORTED SEGMENTED RESULTS OF OPERATIONS

(UNAUDITED) (IN MILLIONS)

	Six Months Ended June 30, 2006
	Power Generation			CRM	NGL	OTHER	Total
	GEN - MW	GEN - NE	GEN - SO
Generation	$169	$26	$(23)				$172
Customer Risk Management				$6			6
Other						$(81)	(81)

Operating income (loss)	169	26	(23)	6	$—	(81)	$97
Earnings (losses) from unconsolidated investments	—	—	2	—	—	—	2
Other items, net	—	4	1	(1)	—	26	30
Cumulative effect of change in accounting principle, pre-tax	—	—	—	—	—	1	1
Add: Depreciation and amortization expense, a component of operating income (loss)	83	12	12	—	—	10	117

EBITDA from continuing operations (1)	252	42	(8)	5	—	(44)	247
EBITDA from discontinued operations, pre-tax (2)	—	—	—	(1)	1	—	—

EBITDA (1)	$252	$42	$(8)	$4	$1	$(44)	$247
Depreciation and amortization expense							(117)
Interest expense							(452)

Pre-tax loss							(322)
Income tax benefit							116

Net loss							$(206)

	Six Months Ended June 30, 2005
	Power Generation			CRM	NGL	OTHER	Total
	GEN - MW	GEN - NE	GEN - SO
Generation	$106	$(4)	$(23)				$79
Customer Risk Management				$(207)			(207)
Other						$(321)	(321)

Operating income (loss)	106	(4)	(23)	(207)	$—	(321)	$(449)
Earnings from unconsolidated investments	1	—	6	—	—	—	7
Other items, net	(1)	2	1	—	—	7	9
Add: Depreciation and amortization expense, a component of operating income (loss)	77	10	10	1	—	11	109

EBITDA from continuing operations (1)	183	8	(6)	(206)	—	(303)	(324)
EBITDA from discontinued operations, pre-tax (2)	—	—	—	5	141	—	146

EBITDA (1)	$183	$8	$(6)	$(201)	$141	$(303)	$(178)
Depreciation and amortization expense							(144)
Interest expense							(210)

Pre-tax loss							(532)
Income tax benefit							295

Net loss							$(237)

(1)	See Note (1) to “Reported Unaudited Condensed Consolidated Statements of Operations.” EBITDA is a non-GAAP financial measure. Consolidated EBITDA can be reconciled to Net income (loss) using the following calculation: Net income (loss) less Income tax benefit, plus Interest expense and Depreciation and amortization expense. Management and some members of the investment community utilize EBITDA to measure financial performance on an ongoing basis. However, EBITDA should not be used in lieu of GAAP measures such as net income and cash flow from operations.
(2)	See Note (3) to “Reported Unaudited Condensed Consolidated Statements of Operations.”

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DYNEGY INC.

SIGNIFICANT ITEMS

(UNAUDITED) (IN MILLIONS)

	Three Months Ended June 30, 2006
	Power Generation
	GEN - MW	GEN - NE	GEN - SO	CRM	NGL	OTHER	Total
Debt Conversion Costs (1)	$—	$—	$—	$—	$—	$(247)	$(247)
Acceleration of financing costs (2)	—	—	—	—	—	(33)	(33)
Legal and settlement charges (3)	—	—	—	(16)	—	(2)	(18)

Total	$—	$—	$—	$(16)	$—	$(282)	$(298)

	Three Months Ended June 30, 2005
	Power Generation
	GEN - MW	GEN - NE	GEN - SO	CRM	NGL	OTHER	Total
Legal and settlement charges (4)	$—	$—	$—	$—	$—	$(31)	$(31)
Independence toll settlement adjustment (5)	—	—	—	13	—	—	13
Discontinued operations (6)	—	—	—	1	35	—	36
Taxes (7)	—	—	—	—	—	99	99

Total	$—	$—	$—	$14	$35	$68	$117

(1)	We recognized a pre-tax charge of approximately $247 million ($158 million after-tax) related to the premiums and transaction costs associated with our purchase of substantially all our $1.7 billion Second Priority Senior Secured Notes (SPN Tender Offer), conversion of our $225 million 4.75% Convertible Subordinated Debentures (Convertible Debenture Exchange), and redemption of our $400 million Series C Convertible Preferred Stock (Series C Preferred). This charge is included in Debt Conversion Costs.
(2)	We recognized a pre-tax charge of approximately $33 million ($21 million after-tax) related to the acceleration of debt issuance costs associated with our purchase of substantially all our $1.7 billion Second Priority Senior Secured Notes (SPN Tender Offer) and redemption of our $400 million Series C Convertible Preferred Stock (Series C Preferred). This charge is included in Interest expense.
(3)	We recognized a pre-tax loss of approximately $18 million ($11 million after-tax) related to legal and settlement charges. This loss is included in General and administrative expenses.
(4)	We recognized a pre-tax loss of approximately $31 million ($20 million after-tax) related to the settlement of our class action shareholder lawsuit and other legal and settlement charges. This loss is included in General and administrative expenses.
(5)	We recognized a pre-tax gain of approximately $13 million ($9 million after-tax) related to an adjustment to the Independence toll settlement charge following our acquisition of ExRes SHC, Inc., the parent company of Sithe Energies, Inc. and Sithe \ Independence Power Partners, L.P. This gain is included in Cost of sales.
(6)	We recognized pre-tax income of approximately $36 million ($134 million after-tax) related to discontinued operations. The income consists primarily of $35 million associated with our NGL segment.
(7)	We recognized an income tax benefit of approximately $99 million for the reversal of a deferred tax capital loss valuation allowance primarily related to gains on the anticipated sale of DMSLP. A benefit of $112 million is included in the $134 million after-tax Income from discontinued operations, offset by a $13 million expense in Income tax benefit.

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DYNEGY INC.

SIGNIFICANT ITEMS

(UNAUDITED) (IN MILLIONS)

	Six Months Ended June 30, 2006
	Power Generation			CRM	NGL	OTHER	Total
	GEN - MW	GEN - NE	GEN - SO
Debt Conversion Costs (1)	$—	$—	$—	$—	$—	$(247)	$(247)
Acceleration of financing costs (2)	—	—	—	—	—	(34)	(34)
Legal and settlement charges (3)	—	—	—	(31)	—	(2)	(33)

Total	$—	$—	$—	$(31)	$—	$(283)	$(314)

	Six Months Ended June 30, 2005
	Power Generation			CRM	NGL	OTHER	Total
	GEN - MW	GEN - NE	GEN - SO
Legal and settlement charges (4)	$—	$—	$—	$—	$—	$(253)	$(253)
Independence toll settlement charge (5)	—	—	—	(170)	—	—	(170)
Discontinued operations (6)	—	—	—	5	81	—	86
Taxes (7)	—	—	—	—	—	112	112

Total	$—	$—	$—	$(165)	$81	$(141)	$(225)

(1)	We recognized a pre-tax charge of approximately $247 million ($158 million after-tax) related to the premiums and transaction costs associated with our purchase of substantially all our $1.7 billion Second Priority Senior Secured Notes (SPN Tender Offer), conversion of our $225 million 4.75% Convertible Subordinated Debentures (Convertible Debenture Exchange), and redemption of our $400 million Series C Convertible Preferred Stock (Series C Preferred). This charge is included in Debt Conversion Costs.
(2)	We recognized a pre-tax charge of approximately $34 million ($22 million after-tax) related to the acceleration of debt issuance costs associated with our purchase of substantially all our $1.7 billion Second Priority Senior Secured Notes (SPN Tender Offer), redemption of our $400 million Series C Convertible Preferred Stock (Series C Preferred), and our former $1 billion facility comprised of (i) $400 million letter of credit facility and (ii) $600 million revolving credit facility that were replaced in March 2006 and amended in April 2006 with a $470 million revolving credit facility and $200 million term facility. This charge is included in Interest expense.
(3)	We recognized a pre-tax loss of approximately $33 million ($21 million after-tax) related to legal and settlement charges. This loss is included in General and administrative expenses.
(4)	We recognized a pre-tax loss of approximately $253 million ($176 million after-tax) related to the settlement of our class action shareholder lawsuit and other legal and settlement charges. This loss is included in General and administrative expenses.
(5)	We recognized a pre-tax loss of approximately $170 million ($109 million after-tax) related to the Independence toll settlement charge following our acquisition of ExRes SHC, Inc., the parent company of Sithe Energies, Inc. and Sithe \ Independence Power Partners, L.P. This loss is included in Cost of sales.
(6)	We recognized pre-tax income of approximately $86 million ($166 million after-tax) related to discontinued operations. The income consists of $81 million associated with our NGL segment and $5 million associated with our UK CRM business.
(7)	We recognized an income tax benefit of approximately $112 million for the reversal of a deferred tax capital loss valuation allowance primarily related to gains on the anticipated sale of DMSLP. The benefit is included in the $166 million after-tax Income from discontinued operations.

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DYNEGY INC.

SUMMARY CASH FLOW INFORMATION

(UNAUDITED) (IN MILLIONS)

	Six Months Ended June 30, 2006
	GEN (1)	CRM	NGL	REG	OTHER	Total
Cash Flow from Operations	$271	$(392)	$—	$—	$(247)	$(368)
Capital Expenditures	(55)	—	—	—	(4)	(59)
Business Acquisition Costs	(40)	—	—	—	—	(40)
Proceeds from Asset Sales (2)	208	—	—	—	3	211
Restricted Cash and Other (3)	27	—	—	—	132	159

Free Cash Flow (4)	$411	$(392)	$—	$—	$(116)	$(97)

	Six Months Ended June 30, 2005
	GEN (1)	CRM	NGL	REG	OTHER	Total
Cash Flow from Operations	$194	$41	$178	$—	$(422)	$(9)
Capital Expenditures	(65)	—	(23)	—	(5)	(93)
Business Acquisition Costs	(120)	—	—	—	—	(120)
Proceeds from Asset Sales (5)	—	—	—	(5)	—	(5)

Free Cash Flow (4)	$9	$41	$155	$(5)	$(427)	$(227)

(1)	Beginning in the fourth quarter 2005, we report the results of our power generation business as three separate segments in our consolidated financial statements: (1) the Midwest segment (GEN-MW); (2) the Northeast segment (GEN-NE); and (3) the South segment (GEN-SO). For the purpose of this schedule, GEN includes the three combined segments.
(2)	During the first quarter 2006, we received proceeds of approximately $205 million from the sale of West Coast Power.
(3)	Restricted cash and other primarily relates to the $335 million return of cash collateral posted for October 2005 LC facility, offsett by $200 million LC facility posted in Q206.
(4)	Free cash flow is a non-GAAP financial measure. Free cash flow can be reconciled to operating cash flow using the following calculation: Operating cash flow plus investing cash flow (consisting of asset sale proceeds less business acquisition costs, capital expenditures and changes in restricted cash) equals free cash flow. We use free cash flow to measure the cash generating ability of our operating asset-based energy business relative to our capital expenditure obligations. Free cash flow should not be used in lieu of GAAP measures with respect to cash flows and should not be interpreted as available for discretionary expenditures, as mandatory expenditures such as debt obligations are not deducted from the measure. A reconciliation of free cash flow to cash flow from operations by segment for the periods presented is included above.
(5)	During the first quarter 2005, we paid approximately $5 million to Ameren related to the working capital adjustment for our sale of Illinois Power.

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DYNEGY INC.

OPERATING DATA

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
GEN - MW
Million Megawatt Hours Generated - Gross and Net	4.9	5.5	10.3	10.5
Average Actual On-Peak Market Power Prices ($/MWh)(1):
Cinergy (Cin Hub)	$53	$54	$51	$52
Commonwealth Edison (NI Hub)	$53	$52	$52	$50

GEN - NE
Million Megawatt Hours Generated - Gross and Net	0.9	1.4	1.9	3.5
Average Actual On-Peak Market Power Prices ($/MWh)(1):
New York - Zone G	$73	$78	$74	$74
New York - Zone A	$58	$62	$59	$60

GEN - SO
Million Megawatt Hours Generated - Gross	0.9	1.7	2.2	3.5
Million Megawatt Hours Generated - Net	0.8	1.4	2.2	2.7
Average Actual On-Peak Market Power Prices ($/MWh)(1):
Southern	$57	$57	$56	$53
ERCOT	$70	$68	$63	$60

Average Natural Gas Price - Henry Hub ($/MMBtu) (2)	$6.53	$6.94	$7.14	$6.67

(1)	Reflects the average of day-ahead quoted prices for the periods presented and does not necessarily reflect prices realized by the company.
(2)	Reflects the average of daily quoted prices for the period presented and does not necessarily reflect prices realized by the company.

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DYNEGY INC.

2006 EARNINGS ESTIMATES (1)

(IN MILLIONS)

	GEN - MW	GEN - NE	GEN - SO	Total GEN	CRM	OTHER	Total	Less: Non-Core (5)	Total Core Business
EBITDA (2)	$480 - 510	$95 -115	$(5) - 5	$570 - 630	$5	$(110 - 100)	$465 - 535	$(30)	$495 - 565
Depreciation and Amortization	(175)	(25)	(25)	(225)	—	(10)	(235)	—	(235)
Interest Expense							(630)	(315)	(315)
Income Tax Benefit							149 -124	130	19 - (6)
Preferred Stock Dividends							(9)	—	(9)

Net Income (Loss)							$(260 - 215)	$(215)	$(45) - 0

2006 CASH FLOW ESTIMATES (1)

(IN MILLIONS)

	GEN (4)	CRM	OTHER	Total	Less: Non-Core (6)	Total Core Business
Cash Flow from Operations	$520 - 585	$(420)	$(430 - 420)	$(330 - 255)	$(385)	$55 - 130
Capital Expenditures	(170)	—	(5)	(175)	(5)	(170)
Proceeds from Asset Sales	370	—	—	370	370	—
Changes in Restricted Cash	—	—	135	135	135	—

Free Cash Flow (3)	$720 - 785	$(420)	$(300 - 290)	$0 - 75	$115	$(115 - 40)

(1)	2006 estimates are presented on a GAAP basis and are based on quoted forward commodity price curves as of April 11, 2006. Actual results may vary materially from these estimates based on changes in commodity prices, among other things, including operational activities, legal settlements, financing or investing activities and other uncertain or unplanned items. Core business represents continuing results, excluding significant items.
(2)	EBITDA is a non-GAAP financial measure. Consolidated EBITDA can be reconciled to Net income (loss) using the following calculation: Net income (loss) less Income tax benefit, plus Interest expense and Depreciation and amortization expense. Management and some members of the investment community utilize EBITDA to measure financial performance on an ongoing basis. However, EBITDA should not be used in lieu of GAAP measures such as net income (loss) and cash flow from operations.
(3)	Free cash flow is a non-GAAP financial measure. Free cash flow can be reconciled to operating cash flow using the following calculation: Operating cash flow plus investing cash flow (consisting of asset sale proceeds less business acquisition costs, capital expenditures and changes in restricted cash) equals free cash flow. We use free cash flow to measure the cash generating ability of our operating asset-based energy business relative to our capital expenditure obligations. Free cash flow should not be used in lieu of GAAP measures with respect to cash flows and should not be interpreted as available for discretionary expenditures, as mandatory expenditures such as debt obligations are not deducted from the measure. A reconciliation of free cash flow to cash flow from operations by segment for the periods presented is included above.
(4)	Beginning in the fourth quarter 2005, we report the results of our power generation business as three separate segments in our consolidated financial statements: (1) the Midwest segment (GEN-MW); (2) the Northeast segment (GEN-NE); and (3) the South segment (GEN-SO). For the purpose of this schedule, GEN includes the three combined segments.
(5)	The following summarizes the items included in Non-core business in our earnings guidance estimate.

	EBITDA	Depreciation and Amortization	Interest Expense	Income Tax Benefit (Expense)	Net Income (Loss)
Legal and settlement charges (CRM segment)	$(30)	$—	$—	$10	$(20)
CORP operating results (CORP segment)	—	—	(315)	120	(195)

Total	$(30)	$—	$(315)	$130	$(215)

(6)	The following summarizes the items included in Non-core business in our cash flow estimate.

	Cash Flow from Operations	Capital Expenditures	Proceeds from Asset Sales	Changes in Restricted Cash	Free Cash Flows
Sterlington toll settlement payment (CRM)	$(370)	$—	$—	$—	$(370)
Development Capital Expenditures (GEN)	—	(5)	—	—	(5)
Net proceeds from sale of West Coast Power and acquisition of Rocky Road (GEN)	—	—	160	—	160
Proceeds from sale of Rockingham facility	—	—	210	—	210

Return of Cash Collateral from October 2005 LC Facility (OTHER)	—	—	—	335	335
Cash Collateral Posted for April 2006 LC Facility (OTHER)	—	—	—	(200)	(200)
Legal and settlement charges (CRM)	(35)	—	—	—	(35)
Favorable legal litigation settlement (OTHER)	20	—	—	—	20

Total	$(385)	$(5)	$370	$135	$115

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